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                                                                   EXHIBIT 99.5

                          Independent Auditors' Report


Board of Directors
Apartment Investment and Management Company

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses of Sun Lake Apartments, as described in Note 1 for the years ended December 31, 1997, 1996, and 1995. This Historical Summary is the responsibility of the management of Sun Lake Apartments. Our responsibility is to express an opinion on this Historical Summary based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audits provide a reasonable basis for our opinion.

The Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of AIMCO Properties, L.P., as described in Note 1 and is not intended to be a complete presentation of the income and expenses of Sun Lake Apartments.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses of the Sun Lake Apartments, as described in Note 1, for the years ended December 31, 1997, 1996, and 1995 in conformity with generally accepted accounting principles.


                                                         /s/ ERNST & YOUNG LLP





Indianapolis, Indiana

March 27, 1998, except for Note 1, as to which the date is September 24, 1998






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                               Sun Lake Apartments

                             Historical Summary of
                   Gross Income and Direct Operating Expenses


                                                            NINE MONTHS          YEAR                YEAR               YEAR
                                                               ENDED             ENDED               ENDED              ENDED
                                                           SEPTEMBER 30,       DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                               1998               1997                1996               1995
                                                         -----------------   ----------------   ----------------   ----------------
Gross Income
        Net rental income                                    $ 562,101         $ 705,330           $ 690,496          $ 673,785
        Other income                                            10,733            18,284              12,451             10,828
                                                         -----------------   ----------------   ----------------   ----------------
        Total gross income                                     572,834           723,614             702,947            684,613

Direct Operating Expenses
        Property Administration                                120,040           181,463             226,307            192,503
        Management fees                                         22,767            35,741              34,691             34,088
        Utilities                                               46,512            53,569              26,053             30,484
        Taxes and Insurance                                     54,304            74,820              79,230             69,984
                                                         -----------------   ----------------   ----------------   ----------------
        Total direct operating expenses                        243,623           345,593             366,281            327,059
                                                         -----------------   ----------------   ----------------   ----------------
Excess of gross income over direct operating expenses        $ 329,211         $ 378,021           $ 336,666          $ 357,554
                                                         =================   ================   ================   ================


See accompanying notes

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                              Sun Lake Apartments

                  Notes to Historical Summary of Gross Income
                         and Direct Operating Expenses

                 Years Ended December 31, 1997, 1996, and 1995
                Nine Months Ended September 30, 1998 (unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

Sun Lake Apartments is an 88 unit garden-style community located in Brandon, Florida.

On September 24, 1998, AIMCO Properties, L.P., a majority-owned subsidiary of Apartment Investment and Management Company, a publicly traded real estate investment trust, acquired Sun Lake Apartments.

The accompanying Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of AIMCO Properties, L.P.

The Historical Summary is not intended to be a complete presentation of income and expenses of Sun Lake Apartments, as certain costs such as depreciation, amortization, interest, and other debt service costs have been excluded. These costs are not considered to be direct operating expenses.


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                              Sun Lake Apartments

                  Notes to Historical Summary of Gross Income
                   and Direct Operating Expenses (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts included in the Historical Summary and accompanying notes thereto. Actual results could differ from those estimates.

REVENUE RECOGNITION

Rental income for occupied units is recorded as earned based on the amount reflected in the lease.

INTERIM UNAUDITED FINANCIAL INFORMATION

The accompanying interim unaudited Historical Summary has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and was prepared on the same basis as the Historical Summary for the year ended December 31, 1997. In the opinion of management of Sun Lake Apartments, all material adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for this interim period have been made. The excess of gross income over direct operating expenses for such interim period is not necessarily indicative of the excess of gross income over direct operating expenses for the full year.

3. TRANSACTIONS WITH AFFILIATES

MANAGEMENT FEES

Property Asset Management, LLC (PAM), an affiliate of the Managing General Partner, provides property management services to Sun Lake Apartments and receives a fee of 4% of gross property revenue.


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